As filed with the Securities and Exchange Commission on February 16, 2007
Registration No. 333-[___]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION
(Exact name of registrant as specified in its governing instrument)

Maryland	52-1283030
(State of Organization)	(I.R.S. Employer Identification Number)
704 Quince Orchard Road
Gaithersburg, MD 20878
(Address of principal executive offices)
Steven R. Delmar
Chief Financial Officer
ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, MD 20878
Tel. (301) 721-3000
Fax (301) 721-3001

Copies to:
Steven Kaufman, Esq.
Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C. 20004
Tel. (202) 637-5736
Fax (202) 637-5910

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Class	Amount to be	Aggregate Price per	Aggregate Offering	Registration
of Securities Being Registered	Registered (1)	Common Share	Price	Fee
Common Stock, $0.01 par value per share	114,044	$1.01	$115,184.44	$12.32

(1)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on a price of $1.01 per share of common stock of ACE*COMM (the average of the high and low price per share of common stock of ACE*COMM as reported on the Nasdaq Stock Market on February 13, 2007.

      Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus herein also relates to the 1,206,511 shares of Common Stock, Debt Securities registered on the Registrant’s Form S-3 (Registration No. 333-132819), which was declared effective on March 29, 2006 and the 138,704 shares of Common Stock registered on Registrant’s Form S-3 (Registration No. 333–138084), which was declared effective on January 4, 2007. This Registration Statement constitutes a Post-Effective Amendment to Registration Statement No. 333-132819 and Registration Statement No. 333–138084.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement is being filed by ACE*COMM to register new shares issued in March 2005 into an escrow account in connection with the ACE*COMM’s acquisition in March 2005 of Double Helix Solutions Limited and released from escrow in January 2007. It amends the prior prospectus relating to the shares issued previously in connection with the Double Helix Solutions acquisition as well as registers the new shares released from escrow.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.
SUBJECT TO COMPLETION, DATED February 16, 2007
PROSPECTUS
1,459,259 SHARES
ACE*COMM CORPORATION
COMMON STOCK
     This prospectus relates to 1,378,998 shares issued in connection with its acquisition in March 2005 of Double Helix Solutions Limited, a company based in London that operates under the name 2helix, including shares issued at the time of the transaction, shares issued in September 2006 in payment of notes issued in connection with the 2helix acquisition and shares issued into an escrow account at the time of the transaction and released from escrow in January 2007. This prospectus also relates to 80,261 shares issued under a warrant held by a former consultant to ACE*COMM.
     The selling stockholders may offer and sell their shares from time to time on the Nasdaq Small-Cap Market or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling stockholders. ACE*COMM will not receive any of the proceeds from a sale of the shares by the selling stockholders. The selling stockholders, however, is responsible for its own brokerage commissions and similar expenses.
     ACE*COMM common stock is listed on the Nasdaq Small-Cap Market under the symbol “ACEC.” On February 13, 2007, the closing price of ACE*COMM common stock on the Nasdaq Small-Cap Market was $.98 per share.

Investing in ACE*COMM common stock involves significant risks.
You should carefully read and consider the “Risk Factors” commencing on page 22 of our 2006 Annual Report on Form 10-K.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2007.

PROSPECTUS SUMMARY
The Offering
     The offering relates to the offer and sale of ACE*COMM common stock by the selling stockholders identified in this prospectus. The selling stockholders and the specified number of shares that they each may re-sell through this prospectus are listed on page 5.
     ACE*COMM issued 1,126,250 shares and notes in connection with the acquisition in March 2005 of Double Helix Solutions Limited, a company based in London that operates under the name 2helix. 264,044 of these shares of ACE*COMM common stock were transferred into an escrow account at the time of the transaction. Initially, a greater number of shares and notes was issued to the selling stockholders in connection with the acquisition, but in October 2005 certain of these shares, including certain of the escrowed shares, and notes were returned to ACE*COMM and made part of an earn-out for a period ending on June 2007. The earn-out shares are not covered by this prospectus. In September 2006, ACE*COMM issued another 138,704 shares in payment of the notes. In January 2007, 114,044 of the shares held in escrow and not related to the earn-out were released from escrow. Of the ACE*COMM shares issued in connection with the 2helix acquisition, Noga Confino, one of the selling stockholders, currently holds 0 shares, and Integrated Strategic Communications Limited, the other selling stockholder issued shares in the acquisition, currently holds 379,529 shares.
     ACE*COMM issued 122,761 shares upon the cashless exercise of a warrant issued to a former consultant to ACE*COMM. ACE*COMM registered 80,261 of these shares as required by the terms of the warrant.
     The shares have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. Brokers or dealers should confirm the existence of an exemption from registration or effectuate such registration in connection with any offer and/or sale of the shares.
The Company
     ACE*COMM provides an interoperable suite of telecommunications Network Business Integration products and services that help telecommunications carriers and large enterprises exercise greater control in real-time over the operations of their networks. These products and services include the analytical tools required for customers to extract information from operating networks - information customers can use for revenue assurance, to reduce costs, to accelerate time-to-market for new services, and to provide more effective customer care.
     Our core expertise is built around our knowledge of complex and evolving telecommunications networks and protocols, ranging from the legacy circuit-switched networks to the latest IP and next-generation networks. We provide the products and solutions that make these networks and the businesses they support work together and offer knowledge and control over multiple aspects of the networks. We make network businesses more manageable and assist our customers in capturing, distributing and distilling the vast amounts of data that race through and across their networks into actionable knowledge. Our customers use this knowledge to better understand their customers, to monitor the performance of their networks, to be more efficient in their data transmission, to inform their decision-making and to expedite delivery of new subscriber services.
     We have been pursuing and plan to continue to pursue a growth strategy designed to expand our product line and areas of distribution. The acquisition of i3 Mobile and the purchase of the assets of Intasys Billing Technologies during fiscal year 2004 and the acquisition of 2helix in March 2005 are results of this strategy.
     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”
     Our principal executive office is located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and our telephone number is (301) 721-3000.

RISK FACTORS
     An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, as well as the “Risk Factors” commencing on page 22 of our 2006 Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS
     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. Words such as believes, expects, anticipates or similar expressions, indicate forward-looking statements.
     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K and other risk factors as may be detailed from time to time in ACE*COMM’s public announcements and filings with the Securities and Exchange Commission.
     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
ABOUT THIS PROSPECTUS
     We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
NO PROCEEDS TO THE COMPANY
     ACE*COMM will not receive any of the proceeds from sales of shares by the selling stockholders. The costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by ACE*COMM. The selling stockholders will pay any brokerage fees and commissions and share transfer and other taxes attributable to the sale of the offered shares.

SELLING STOCKHOLDERS
     This prospectus relates to the offering and sale, from time to time, of up to 1,459,259 shares of ACE*COMM Common Stock currently held by the stockholders named in the table below.
     2helix Acquisition Shares. On March 24, 2005, ACE*COMM completed the acquisition of the London-based company 2helix, a provider of network asset assurance, revenue optimization, and business intelligence solutions to Tier 1 carriers, primarily in the European sector, from two European shareholders for a purchase price consisting of shares of ACE*COMM common stock, cash and notes. The total purchase price for the acquisition was £4.4 million, or approximately $8.3 million, plus possible additional consideration under an earn-out relating to performance over the 12 months commencing in March 2005. The purchase price consisted of 1,740,294 shares of ACE*COMM common stock and cash and notes payable of approximately $2.8 million. 264,044 of these shares of ACE*COMM common stock were transferred into an escrow account at the time of the transaction.
On October 28, 2005, ACE*COMM and the sellers of 2helix entered into a Deed of Variation and Settlement pursuant to which 500,000 shares of ACE*COMM stock issued in the original transaction, including certain of the escrowed shares, were returned to the Company, the remaining notes and accrued interest of $745,000 were reduced to $373,000 and the maturity dates were extended to September 30, 2006. In return, ACE*COMM established a new earn-out of 618,084 ACE*COMM shares with a graduated payment schedule based upon the revenues generated from the sales of Network Business Intelligence products and services over the next two fiscal years ending on June 30, 2007. This transaction is discussed extensively in ACE*COMM’s public filings, including our Current Report on Form 8-K filed with the Commission on March 29, 2005, our Annual Report on Form 10-K filed on August 31, 2005, as amended, and our Quarterly Report on Form 10-Q filed on November 14, 2005. The earn-out shares are not covered by this prospectus.
Under the acquisition agreement, as amended by the deed of variation, ACE*COMM agreed to register for resale 1,126,250 shares of ACE*COMM stock issued to the former owners of 2helix and not subject to the earn-out. Upon registration of their shares, the sellers shall be entitled to sell up to an aggregate value of US$250,000 of ACE*COMM shares (provided that such shares are sold as a block transaction through a broker reasonably acceptable to ACE*COMM), provided that during a given week each seller may not sell shares in excess of the greater of 1/12 in number of the shares held by such seller at the relevant time and 1/2 of the average daily trading volume of ACE*COMM shares on the Nasdaq Stock Market during the week prior to such proposed sale (less the number of any other shares sold by the Sellers during such period).
On September 26, 2006, ACE*COMM and the noteholders entered into a side letter that provided that the notes and accrued interest thereon would be paid in shares of ACE*COMM stock, valued at the volume weighted average price over the previous ten trading days. Of the 203,854 shares to be issued under the notes, 65,150 shares have been withheld, pending resolution of an outstanding indemnity issue under the agreement. The withheld shares are not covered by this prospectus. Under the terms of the notes and side letter, ACE*COMM agreed to register for resale the 138,704 shares of ACE*COMM stock issued to pay the notes. The resale of these shares is not restricted by the agreement described in the preceding paragraph. In January 2007, 114,044 shares that were originally transferred into an escrow account at the time of the transaction and not related to the earn-out were released from escrow.
Noga Confino, one of the sellers of 2helix, served as the Managing Director for European Business Development for 2helix until February 28, 2006. Jean-Francois Jodouin, the controlling shareholder of the other seller of 2helix, served as 2helix’s Chief Technology Officer until February 2, 2007. Other than the employment of Noga Confino and Jean-Francois Jodouin, there have been no other relationships or transactions between ACE*COMM and the selling stockholders in the past three years.
     Other than as specified above, ACE*COMM has no agreements with the selling stockholders with respect to the manner or timing of sales of their ACE*COMM stock. Since the selling stockholders may sell all, some or none of their shares, ACE*COMM cannot estimate the number of shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering.

				Shares
	Shares Beneficially		Number of	Beneficially
	Owned Prior to Offering		Shares	Owned After the
Name of Selling Stockholder	Number	Percent (2)	Offered	Offering (1)
Integrated Strategic Communications Limited (3)	436,551	2.3%	436,551	0
Noga Confino	57,022	<1.0%	57,022	0

(1)	Assumes the sale of all shares offered in this prospectus and no other purchases or sales of ACE*COMM common stock.
(2)	Applicable percentage of ownership is based on 18,615,350 shares of ACE*COMM common stock outstanding on February 13, 2007.
(3)	Jean-François Jodouin exercises voting and investment control over the securities owned by Integrated Strategic Communications Limited.

PLAN OF DISTRIBUTION
               The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule

424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically at “http://www.sec.gov.”
     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows ACE*COMM to “incorporate by reference” information into this prospectus. That means that ACE*COMM can disclose important information to you by referring you to another document filed separately with the SEC. The information that ACE*COMM incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that ACE*COMM has filed with the SEC:
•	Annual Report on Form 10-K filed on September 26, 2006 for year ended June 30, 2006.
•	Quarterly Report on Form 10-Q filed on November 13, 2006 for quarterly period ended September 30, 2006.
•	Current Report on Form 8-K filed with the SEC on September 1, 2006.
•	Current Report on Form 8-K filed with the SEC on September 13, 2006.
•	Current Report on Form 8-K filed with the SEC on October 23, 2006.
•	Current Report on Form 8-K filed with the SEC on October 26, 2006.
•	Current Report on Form 8-K filed with the SEC on December 1, 2006.
•	Current Report on Form 8-K filed with the SEC on January 24, 2007.
•	Current Report on Form 10-Q filed February 14, 2007 for quarterly period ended December 31, 2007.
•	For a description of ACE*COMM common stock, please see ACE*COMM’s Registration Statement on Form S-1, SEC File No. 333-25439.

     These documents are available without charge to you if you call or write to Loretta Rivers, ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, telephone number (301) 721-3000.
     All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. ACE*COMM has not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.
LEGAL MATTERS
     Hogan & Hartson L.L.P., Washington, D.C. has passed upon the validity of the common stock offered pursuant to this prospectus.
EXPERTS
      The financial statements and schedule incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2006 have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in its report with respect thereto and are incorporated by reference in this prospectus in reliance upon the authority of said firm, as experts in accounting and auditing in giving said reports.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by ACE*COMM or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of ACE*COMM since the date hereof.

1,459,259 Shares
ACE*COMM
CORPORATION
Common Stock

PROSPECTUS

February 16, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated fees and expenses payable by ACE*COMM in connection with the issuance and distribution of the securities being registered:

Registration Fee	$12
Printing and Duplicating Expenses	1,500
Legal Fees and Expenses	5,000
Blue Sky Fees	250
Accounting Fees and Expenses	4,000
Miscellaneous	1,000

Total	$11,762

Item 15. Indemnification of Directors and Officers.
     Under Section 2-418 of the Maryland General Corporation Law (“MGCL”), unless limited by the articles of incorporation, a corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires corporations, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and the corporation’s charter and by-laws has been met, and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
     Indemnity is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding arising from his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
     Maryland law also provides that, where indemnification is permissible, it must be authorized (a) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of two or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors),

(b) by special legal counsel selected by the board of directors or by a committee of the board of directors (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (c) by a vote of the stockholders other than those stockholders who are directors and a party to the proceedings.
     The ACE*COMM articles of incorporation limit the monetary liability of both officers and directors to the maximum extent permissible under Maryland law.

Item 16. Exhibits
     The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description
2.1	Purchase Agreement, dated March 24, 2005, by and among ACE*COMM, Springreel Limited and Noga Confino (Incorporated by reference to exhibit 2.1 to our Form 8-K, filed March 29, 2005).

4.1	Form of Specimen of Common Stock Certificate (Incorporated by reference to ACE*COMM’s Registration Statement on Form S-1, File No. 333-06731).

4.2	Loan Note dated October 28, 2005 in favor of Integrated Strategic Communications Limited.

4.3	Loan Note dated October 28, 2005 in favor of Noga Confino.

5.1	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered. †

10.1	Deed of Variation and Settlement, dated October 28, 2005, by and among ACE*COMM and the sellers listed therein.

10.2	Side Letter dated September 26, 2006, by and between ACE*COMM and Integrated Strategic Communications Limited.

10.3	Side Letter dated September 26, 2006, by and between ACE*COMM and Noga Confino.

10.4	Retained Share Escrow Agreement, dated March 24, 2005, by and among ACE*COMM, Noga Confino, Springreel Limited and Wachovia Bank, National Association. †

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP. †

† Filed herewith.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on February 16, 2007.

ACE*COMM CORPORATION
(Registrant)

By:	/s/ Steven R. Delmar

Steven R. Delmar Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     Each individual whose signature appears below hereby constitutes and appoints George T. Jimenez and Steven R. Delmar, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney is valid as of its execution, until its withdrawal.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February 2007.

/s/ George T. Jimenez
George T. Jimenez	Chairman, Chief Executive Officer, Treasurer (Principal Executive Officer) and Director

/s/ Steven R. Delmar
Steven R. Delmar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Paul G. Casner, Jr.
Paul G. Casner, Jr.	Director

/s/ Gilbert A. Wetzel
Gilbert A. Wetzel	Director

/s/ Harry M. Linowes
Harry M. Linowes	Director

/s/ J. William Grimes
J. William Grimes	Director

/s/ Matthew J. Stover
Matthew J. Stover	Director

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Purchase Agreement, dated March 24, 2005, by and among ACE*COMM, Springreel Limited and Noga Confino (Incorporated by reference to exhibit 2.1 to our Form 8-K, filed March 29, 2005).

4.1	Form of Specimen of Common Stock Certificate (Incorporated by reference to the ACE*COMM’s Registration Statement on Form S-1, File No. 333-06731).

4.2	Loan Note dated October 28, 2005 in favor of Integrated Strategic Communications Limited.

4.3	Loan Note dated October 28, 2005 in favor of Noga Confino.

5.1	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered. †

10.1	Deed of Variation and Settlement, dated October 28, 2005, by and among ACE*COMM and the sellers listed therein.

10.2	Side Letter dated September 26, 2006, by and between ACE*COMM and Integrated Strategic Communications Limited.

10.3	Side Letter dated September 26, 2006, by and between ACE*COMM and Noga Confino.

10.4	Retained Share Escrow Agreement, dated March 24, 2005, by and among ACE*COMM, Noga Confino, Springreel Limited and Wachovia Bank, National Association. †

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP. †

† Filed herewith.